EXHIBIT 10.2


                                     ALLONGE


      THIS ALLONGE, effective as of October 13, 2004, amends that certain Promissory Note (the "Note") dated January 24, 2003 in the principal amount of $400,000 payable to R&M Oil and Gas, Ltd. ("Holder") by Kestrel Energy, Inc., a Colorado corporation ("Maker").

                                    RECITALS

      WHEREAS, Maker and Holder wish to amend the Note to extend the term of the Note.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Maker and Holder hereby agree as follows:

      The last sentence of the first paragraph of the Note is hereby amended to read as follows:

           ii. If not sooner paid, the entire principal amount outstanding and accrued interest thereon shall be due and payable on January 31, 2006.

      Except as expressly amended herein, the Note shall remain the same.

      In the event of a conflict between the terms of the Note and this Allonge, the terms of this Allonge shall control.

      This Allonge (a) may not be amended except by a writing signed by the Maker and the Holder; and (b) shall be governed by Colorado law.

      IN WITNESS WHEREOF, the parties hereto have caused this Allonge to be executed as of the date first written above and attached to the Note.


HOLDER:                                         MAKER:

R&M OIL AND GAS, LTD.                           KESTREL ENERGY, INC.


By:  /s/ TIMOTHY K. BRADLEY                     By:  /s/ TIMOTHY L. HOOPS
   -------------------------                       ----------------------------
   Timothy K. Bradley,                             Timothy L. Hoops, President
   General Manager